UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 12, 2016

vTv Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37524 (Commission File No.)	47-3916571 (IRS Employer Identification No.)

4170 Mendenhall Oaks Pkwy High Point, NC 27265 (Address of principal executive offices)

(336) 841-0300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 12, 2016, vTv Therapeutics Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”).  The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

(1)

The Company’s stockholders elected the nominees listed below to the Company’s Board of Directors, each to serve for a term to expire at the Company’s 2017 annual meeting of stockholders or until their successors are duly elected and qualified based on the following results of the voting:

Director Nominee	For	Against	Withheld	Broker Non-Votes
Jeffrey B. Kindler	27,517,869	0	1,206,136	2,933,521
Steven M. Cohen	26,512,992	0	2,211,013	2,933,521
John A. Fry	28,706,769	0	17,236	2,933,521
Paul M. Meister	27,517,869	0	1,206,136	2,933,521
Craig C. Parker	28,465,193	0	258,812	2,933,521
Paul G. Savas	27,514,898	0	1,209,107	2,933,521
Noel J. Spiegel	28,696,883	0	27,122	2,933,521

(2)	The appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified based on the following results of the voting:
For	Against	Abstain
31,646,599	9,728	1,199

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Rudy C. Howard
Name:	Rudy C. Howard
Title:	Chief Financial Officer

Dated: May 16, 2016

3